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                 American High-Income Municipal Bond Fund, Inc.
                             333 South Hope Street
                         Los Angeles, California 90071
                              Phone (213) 486-9200



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MARK R. MACDONALD, President and PEO, and SHARON G. MOSELEY, Treasurer of American High-Income Municipal Bond Fund, Inc. (the "Registrant"), each certify to the best of his or her knowledge that:

1) The Registrant's periodic report on Form N-CSR for the period ended July 31, 2005 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Principal Executive Officer                   Principal Financial Officer

AMERICAN HIGH-INCOME MUNICIPAL                AMERICAN HIGH-INCOME MUNICIPAL
BOND FUND, INC.                               BOND FUND, INC.


/s/ Mark R. Macdonald                         /s/ Sharon G. Moseley
------------------------------                -------------------------------
Mark R. Macdonald, President                  Sharon G. Moseley, Treasurer

Date: October 7, 2005                         Date: October 7, 2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AMERICAN HIGH-INCOME MUNICIPAL BOND FUND, INC. and will be retained by AMERICAN HIGH-INCOME MUNICIPAL BOND
FUND, INC. and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.